UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2024

Commission File Number: 001-41430

Pagaya Technologies Ltd.
(Exact name of registrant as specified in its charter)

Israel	98-1704718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

90 Park Ave, 20th Floor
New York, New York	10016
(Address of principal executive offices)	(Zip Code)
(646) 710-7714
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, no par value	PGY	The NASDAQ Stock Market LLC
Warrants to purchase Class A Ordinary Shares	PGYWW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Indenture and Notes
On October 1, 2024, Pagaya US Holding Company LLC (“Pagaya US”), a wholly owned subsidiary of Pagaya Technologies Ltd. (the “Company”), issued $160 million aggregate principal amount of its 6.125% Exchangeable Senior Notes due 2029 (the “Notes”), in connection with the purchase agreement dated September 26, 2024 (the “Purchase Agreement”) with Jefferies LLC, Keefe, Bruyette & Woods, Inc. and Oppenheimer & Co. Inc., as representatives (the “Representatives”) of the initial purchasers (the “Initial Purchasers”).
Pagaya intends to use the net proceeds from the offering of the notes to repay higher-cost debt facilities and reduce interest expense costs, with the remainder for general corporate purposes. By refinancing a substantial portion of the secured borrowings through the offering of the Notes, together with the Company’s expected incremental term loan and expected sales of balance sheet securities, each of which was announced by the Company in its Form 8-K filed with the Securities and Exchange Commission on September 25, 2024, the Company expects to reduce its cash interest expense by approximately $30 million, and expects to be cash flow positive on an annualized basis.
The Notes will be issued pursuant to an Indenture dated October 1, 2024 (the “Indenture”), among Pagaya US, the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes issued on October 1, 2024 include $20 million principal amount of Notes issued pursuant to the full exercise by the Initial Purchasers of such Option. The Notes will bear interest from October 1, 2024 at a rate of 6.125% per annum, payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2025. The Notes will mature on October 1, 2029 (the “maturity date”), unless earlier repurchased, redeemed or exchanged. The Notes are exchangeable for cash, Class A Ordinary Shares (the “Class A Ordinary Shares”), no par value, of the Company or a combination of cash and Class A Ordinary Shares, at the election of Pagaya US (subject to certain conditions). The Notes are fully and unconditionally guaranteed (the “Guarantee”), on a senior, unsecured basis, by the Company.
The Notes and the Guarantee will be the senior, unsecured obligations of Pagaya US and the Company, respectively, and are equal in right to payment with existing and future senior, unsecured indebtedness of Pagaya US and the Company, respectively, senior in right of payment to existing and future indebtedness of Pagaya US and the Company, respectively, if any, that is expressly subordinated to the Notes and the Guarantee, respectively, and effectively subordinated to existing and future secured indebtedness of Pagaya US and the Company, respectively, including all amounts outstanding under the Amended Credit Agreement (as defined below), to the extent of the value of the collateral securing that indebtedness. The Notes and the Guarantee are structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent Pagaya US or the Company, as applicable, is not a holder thereof) preferred equity, if any, of the subsidiaries of Pagaya US and the Company (excluding Pagaya US), respectively.

Holders may exchange their Notes at their option under the following circumstances: (1) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on December 31, 2024, if the last reported sale price per Class A Ordinary Share exceeds 130% of the exchange price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the “Trading Price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per Class A Ordinary Share on such trading day and the exchange rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on the Class A Ordinary Shares; (4) if Pagaya US calls such Notes for redemption, but only with respect to the Notes called for redemption; and (5) at any time from, and including, July 2, 2029 until the close of business on the second scheduled trading day immediately before the maturity date.

The exchange rate will initially be 71.4669 Class A Ordinary Shares per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $13.99 per Class A Ordinary Share). The exchange rate is subject to customary adjustments upon the occurrence of certain events but will not be adjusted for any accrued and unpaid interest. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then Pagaya US will, in certain circumstances, increase the exchange rate for Notes exchanged during a specified period of time.
The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at the option of Pagaya US at any time, and from time to time, on or after October 5, 2027 and on or before the 41st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if (i) the notes are “Freely Tradable” (as defined in the Indenture), and all accrued and unpaid additional interest, if any, has been paid in full as of the first interest payment date occurring on or before the related “Redemption Notice Date” (as defined in the Indenture); and (ii) the last reported sale price per Class A Ordinary Share exceeds 130% of the exchange price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the related Redemption Notice Date; and (2) the trading day immediately before the Redemption Notice Date. However, Pagaya US may not redeem less than all of the outstanding Notes unless at least $50.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the related Redemption Notice Date. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to such Note called for redemption, in which case the exchange rate applicable to the exchange of such Note called for redemption will be increased in certain circumstances if it is exchanged during the related “Redemption Exchange Period” (as defined in the Indenture).
If Pagaya US undergoes a “Fundamental Change” (as defined in the Indenture), subject to certain conditions and except as set forth in the Indenture, holders may require Pagaya US to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The Notes have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain defaults of payments due on the Notes or consideration due upon exchange (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) Pagaya US’s failure to send certain notices under the Indenture within specified periods of time; (iii) the failure by Pagaya US or the Company to comply with certain covenants in the Indenture relating to Pagaya US’s or the Company’s ability to consolidate with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of Pagaya US or the Company, as the case may be, and their respective subsidiaries, taken as a whole, to another person; (iv) a default by the Pagaya US or the Company in their respective other obligations and agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (v) certain defaults by Pagaya US, the Company or any of the Company’s significant subsidiaries with respect to indebtedness for borrowed money of at least $24,500,000 in each case where such default is not cured or waived within 30 days after notice is given in accordance with the Indenture; (vi) certain final judgments being rendered against Pagaya, the Company or any of the Company’s significant subsidiaries for the payment of at least $24,500,000 in the aggregate, (vii) certain events of bankruptcy, insolvency and reorganization involving Pagaya US, the Company or any of the Company’s significant subsidiaries and (viii) the Guarantee ceasing to be in full force and effect or the denial or disaffirmation by the Company of its obligations under the Guarantee.
If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to Pagaya US or the Company (and not solely with respect to a significant subsidiary of the Company (other than Pagaya US) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to Pagaya US, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to Pagaya US and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, Pagaya US may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by Pagaya US to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 180 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.
A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.
Credit Agreement Amendment
On September 25, 2024, the Company, as a borrower, Pagaya US, as a borrower, the lenders from time to time party thereto (the “Lenders”) and Acquiom Agency Services LLC, as administrative agent (“Acquiom”) entered into Amendment No. 1 (the “Credit Agreement Amendment”) to the credit agreement, dated as of February 2, 2024 (such agreement, as amended from time to time, the “Credit Agreement” and as amended and in effect immediately prior to the Credit Agreement Amendment, the “Prior Credit Agreement,” and the Prior Credit Agreement, as amended by the Credit Agreement Amendment, the “Amended Credit Agreement”) among the Company, Pagaya US, the Lenders and Acquiom.
The Credit Agreement Amendment amended the Prior Credit Agreement to permit the incurrence of the Notes, and payments thereunder, including any conversion, repurchase, redemption or exchange thereof.
Certain of the Lenders and agents under the Amended Credit Agreement and their respective affiliates have provided, and may in the future provide, investment banking, commercial lending, financial advisory and other services to the Company and its subsidiaries and have received, or may in the future receive, customary fees and commissions or other payments in connection therewith.
A copy of the Credit Agreement Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 1.02 Termination of a Material Definitive Agreement
On September 25, 2024, the Company terminated its ordinary shares purchase agreement, dated as of August 17, 2022, between the Company and B. Riley Principal Capital II, LLC (“B. Riley”) (the “Ordinary Shares Purchase Agreement”). Pursuant to the termination agreement (the “Termination Agreement”) of the Ordinary Shares Purchase Agreement, B. Riley confirmed that they do not own any securities of the Company and further agreed that the covenants and agreements of the Company contained in Article VI (Additional Covenants) of the Ordinary Shares Purchase Agreement shall cease to remain in force.
Item 3.02    Unregistered Sale of Equity Securities
See Item 1.01 above regarding the Purchase Agreement, which is incorporated by reference herein. The Notes were sold to the Initial Purchasers pursuant to the Purchase Agreement in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and the Notes were resold to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act. Pagaya US and the Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers.
The offer and sale of the Notes, the Guarantee and the Class A Ordinary Shares issuable upon exchange of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. A maximum of 16,580,304 Class A Ordinary Shares if the Initial Purchasers exercise the option to purchase additional Notes in full) may be issued upon exchange of the Notes, based on the initial maximum exchange rate of 103.6269 Class A Ordinary Shares per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions. To the extent that any of the Class A Ordinary Shares are issued upon exchange of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof.
This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Item 8.01.    Other Events.
Press Releases
On September 26, 2024, the Company issued a press release announcing the pricing of the offering. A copy of the press release is filed herewith as Exhibit 99.1.
Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the offering of the Notes, the potential dilution to the Company’s Class A Ordinary Shares and the anticipated use of net proceeds from the offering. Our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those expressed or implied by these forward-looking statements. For a discussion of risk factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this Report, you should refer to the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section contained therein. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this Report.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of October 1, 2024, by and among the Company, Pagaya US and the Trustee
4.2	Form of Global Note, representing Pagaya US’s 6.125% Exchangeable Senior Notes due 2029 (included as Exhibit A to the Indenture filed as Exhibit 4.1)
10.1	Amendment No. 1 to the Credit Agreement, dated as of September 26, 2024, among the Company as a borrower, Pagaya US as a borrower, the Lenders and Acquiom, as administrative agent
99.1	Press Release issued by Pagaya Technologies Ltd., dated September 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAGAYA TECHNOLOGIES LTD.

Date: October 1, 2024	By:	/s/ Evangelos Perros
	Name:	Evangelos Perros
	Title:	Chief Financial Officer